Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion herein of our report dated March 30, 2009 in connection with the foregoing Annual Report of South Texas Oil Company for the year ended December 31, 2008 on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

/s/ Causey Demgen & Moore Inc.
CAUSEY DEMGEN & MOORE INC.

Denver, Colorado
March 30, 2009